EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Steve Pavlovich

Investor Relations

(510) 743-6833

spavlovich@opnext.com

OPNEXT REPORTS THIRD FISCAL QUARTER UNAUDITED OPERATING RESULTS

FREMONT, CA. (February 7, 2012) Opnext, Inc. (NASDAQ: OPXT), a global leader in the design and manufacture of optical modules and components, today announced unaudited financial results for the third fiscal quarter ended December 31, 2011.

Financial Highlights for the Third Fiscal Quarter Ended December 31, 2011:

•

Revenue of $53.1 million was down 38.3 percent sequentially and down 45.3 percent compared to the quarter ended December 31, 2010 primarily due to the loss of production capacity at Fabrinet, Opnext’s contract manufacturer in Thailand, following the flooding in October 2011.

•

Revenue from sales of 10Gbps and below products decreased 42% compared to the quarter ended September 30, 2011 due to the flooding in Thailand. Revenue from sales of 40Gbps and above products decreased 37% compared to the quarter ended September 30, 2011 due to lower sales of 40Gbps and 100Gbps client-side modules.

•	Cisco Systems, Inc. and Hitachi, Ltd. each represented 10% or more of total revenue for the quarter ended December 31, 2011 and combined represented 43% of total revenue.

•

Gross margin of 3.8% was down 16.3 percentage points sequentially and down 16.2 percentage points compared to the quarter ended December 31, 2010. Non-GAAP gross margin of 7.1% was down 14.8 percentage points sequentially and down 14.4 percentage points compared to the quarter ended December 31, 2010. The decline relative to the quarter ended September 30, 2011 primarily resulted from lower revenue and a $2.1 million, or 4.0 percentage point, inventory charge resulting from discontinuation of a 10Gbps product.

•

GAAP R&D expense of $13.2 million was $0.8 million lower than in the quarter ended September 30, 2011, and Non-GAAP R&D expense of $12.9 million was $0.7 million lower than in the quarter ended September 30, 2011.

•

EBITDA was negative $38.9 million compared to negative $1.5 million for the quarter ended September 30, 2011 and negative $1.8 million for the quarter ended December 31, 2010. EBITDA for the quarter ended December 31, 2011 included $21.7 million of fixed asset impairment and damaged inventory charges primarily resulting from the Thailand flood. Adjusted EBITDA for the quarter ended December 31, 2011 was negative $16.0 million compared to positive $0.1 million for the quarter ended September 30, 2011 and positive $1.1 million for the quarter ended December 31, 2010.

•	Cash used in operations was $1.4 million compared to $1.9 million used in the quarter ended September 30, 2011 and $2.0 million used in the quarter ended December 31, 2010.

•	Cash and cash equivalents were $85.2 million at December 31, 2011. Net of short-term debt, cash and cash equivalents were $65.7 million at December 31, 2011.

(unaudited, in millions, except per share amounts)	Third Quarter Ended Dec. 31, 2011	Second Quarter Ended Sept. 30, 2011	Third Quarter Ended Dec. 31, 2010	Q3FY12 vs. Q2FY12	Q3FY12 vs. Q3FY11
10Gbps and Below	$26.2	$44.9	$61.8	(41.7)%	(57.6)%
40Gbps and Above	20.2	32.1	27.4	(37.1)%	(26.3)%
Industrial and Commercial	6.7	9.0	7.9	(25.5)%	(15.2)%
Total Revenue	$53.1	$86.0	$97.1	(38.3)%	(45.3)%

GAAP Gross Margin	3.8%	20.1%	20.0%	(16.3)%	(16.2)%
GAAP Operating Loss	$(46.2)	$(10.6)	$(10.0)	$(35.6)	$(36.2)
GAAP Net Loss	$(46.3)	$(10.0)	$(10.2)	$(36.3)	$(36.1)
GAAP Diluted EPS	$(0.51)	$(0.11)	$(0.11)	$(0.40)	$(0.40)
EBITDA	$(38.9)	$(1.5)	$(1.8)	$(37.4)	$(37.1)

Non-GAAP Gross Margin	7.1%	21.9%	21.5%	(14.8)%	(14.4)%
Non-GAAP Operating Loss	$(21.5)	$(7.1)	$(5.3)	$(14.4)	$(16.2)
Non-GAAP Net Loss	$(21.6)	$(6.5)	$(5.5)	$(15.1)	$(16.1)
Non-GAAP Diluted EPS	$(0.24)	$(0.07)	$(0.06)	$(0.17)	$(0.18)
Adjusted EBITDA	$(16.0)	$0.1	$1.1	$(16.1)	$(17.1)

Reconciliations between gross margin, operating loss and net loss and R&D expense on a GAAP basis and a non-GAAP basis and net loss to EBITDA and Adjusted EBITDA are provided in the tables appearing at the end of this release.

Market Observations

“I am very pleased with the progress we made in the flood recovery process this quarter,” said Harry Bosco, Chairman and Chief Executive Officer of Opnext. “During the quarter, we started limited assembly and testing of our 10G modules at our facilities in Japan and California and we plan to restart manufacturing in Thailand at Fabrinet’s Pinehurst campus this month, with a return to pre-flood production capacity expected by March 31, 2012.”

“As expected, due to the disruption caused by the flooding, our 10G and below revenues were down significantly in the December quarter. Our 40G and above revenues were also down as orders were impacted by the timing of next-generation 40G and 100G system deployments,” added Mr. Bosco.

“Based on our 10G production recovery plan and the improvement to date in orders for 40G and above products, we expect total revenue for the March 2012 quarter will be between $70.0 million and $75.0 million,” concluded Mr. Bosco.

Forward-Looking Statements:

Statements made in this press release include forward-looking statements, including, but not limited to, those related to future revenues, expected recovery of production capacity, expected improvement in orders for certain products, management’s expectations with respect to the Company’s initiatives, position for future growth, the general market outlook and the outlook for the industry. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:

•

projected results for the quarter ending March 31, 2012, as well as the general outlook for the future, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; and

•

the market in which the Company operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption.

Other factors that could cause the Company’s future, including future financial position and results from operations, to differ from current expectations include: uncertainty surrounding the ongoing impact of the flooding in Thailand, including the possibility that the Company’s customers could scale back or cancel their orders in light of perceived or real production and delivery constraints; the possibility that the Company could encounter unexpected difficulties in replacing production capacity lost in the flooding in Thailand, including, but not limited to, difficulties sourcing the necessary equipment; the possibility that available insurance and contractual protections might be inadequate to fully compensate the Company for its losses in connection with the flooding in Thailand; the ongoing impact of the earthquake and tsunami in Japan; the impact of natural events such as severe weather or earthquakes in other locations in which Opnext, its customers, its contract manufacturers, or its suppliers operate; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the success of the Company’s research and development efforts; the ability of the Company to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; expenses associated with litigation; rights to intellectual property; market trends and the adoption of industry standards; the ability of the Company to realize the value from the acquisition of StrataLight Communications, Inc.; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed on June 14, 2011, as amended, as well as the Company’s press releases and other periodic filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws.

Conference Call:

The Company’s management will conduct a conference call at 1:30 p.m. PT, today, Tuesday, February 7, 2012, to discuss these results in detail. You may participate in this conference call by dialing 866-365-3198 (United States) or 702-928-6762 (International) prior to the start of the call and providing the Opnext, Inc. name and Conference ID# 45477080. A replay of the conference call can be accessed starting approximately four hours after the call through Tuesday, February 21, 2012, by dialing 855-859-2056 (United States) or 404-537-3406 (International) and using the Conference ID# 45477080. A live webcast of the call will be accessible on the Investor Relations section of the Company’s website at http://www.opnext.com. A replay of the webcast will be available following the conclusion of the call on the webcast archive page of the Investor Relations section.

(OPXT-G)

About Opnext:

Opnext (NASDAQ:OPXT) is the optical technology partner of choice supplying systems providers and OEMs worldwide with one of the industry’s largest portfolio of 10Gbps and higher next generation optical products and solutions. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market the most advanced technology to the communications, defense, security and biomedical industries. Formed out of Hitachi, Opnext has built on more than 30 years of experience in advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service and delivering value to its customers. For additional information, visit www.opnext.com.

Opnext, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011	March 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,215	$100,284
Trade receivables, net	39,435	70,701
Inventories	114,248	118,588
Prepaid expenses and other current assets	7,754	7,458

Total current assets	246,652	297,031
Property, plant, and equipment, net	44,530	59,992
Purchased intangibles	11,715	17,076
Other assets	226	258

Total assets	$303,123	$374,357

Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$45,485	$63,383
Accrued expenses	22,494	23,771
Short-term debt	19,483	18,055
Capital lease obligations	14,517	13,513

Total current liabilities	101,979	118,722
Capital lease obligations	11,248	12,554
Other long-term liabilities	8,419	6,855

Total liabilities	121,646	138,131

Total shareholders’ equity	181,477	236,226

Total liabilities and shareholders’ equity	$303,123	$374,357

Opnext, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
Revenues	$53,066	$97,051	$232,180	$262,293
Cost of sales	49,623	76,244	188,260	206,218
Amortization of acquired developed technology	1,445	1,445	4,335	4,335

Gross margin	1,998	19,362	39,585	51,740
Research and development expenses	13,193	13,656	40,679	46,480
Selling, general and administrative expenses	12,904	15,369	40,844	43,773
Amortization of purchased intangibles	342	342	1,026	1,026
Flood-related impairment and other charges, and loss on disposal of property and equipment	21,774	—	21,649	239

Operating loss	(46,215)	(10,005)	(64,613)	(39,778)
Gain on sale of technology assets, net	—	—	2,078	—
Interest expense, net	(228)	(225)	(656)	(614)
Other income (expense), net	136	124	836	(354)

Loss before income taxes	(46,307)	(10,106)	(62,355)	(40,746)
Income tax expense	(29)	(74)	(183)	(121)

Net loss	$(46,336)	$(10,180)	$(62,538)	$(40,867)

Net loss per share:
Basic and diluted	$(0.51)	$(0.11)	$(0.69)	$(0.45)

Weighted average number of shares used in computing net loss per share:
Basic and diluted	90,304	89,892	90,246	89,885

Opnext, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities
Net loss	$(46,336)	$(10,180)	$(62,538)	$(40,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,359	6,263	17,925	18,064
Amortization of purchased intangibles	1,787	1,787	5,361	5,361
Stock-based compensation expense	939	2,367	4,469	6,311
Gain on sale of technology assets	—	—	(2,078)	—
Flood-related impairment and other charges, and loss on disposal of property and equipment	21,774	—	21,649	239
Changes in net current assets excluding cash and cash equivalents	15,083	(2,282)	10,202	(17,043)

Net cash used in operating activities	(1,394)	(2,045)	(5,010)	(27,935)
Cash flows from investing activities
Capital expenditures	(1,379)	(1,135)	(5,216)	(6,324)
Proceeds from sale of technology assets, net	—	—	2,078	—
Proceeds from disposal of property and equipment	—	—	148	—

Net cash used in investing activities	(1,379)	(1,135)	(2,990)	(6,324)
Cash flows from financing activities
Payments on short-term debt	—	(3,433)	—	(3,433)
Payments on capital lease obligations	(2,224)	(2,932)	(6,874)	(8,525)
Restricted stock repurchased	—	—	(145)	—
Exercise of stock options	—	—	113	55

Net cash used in financing activities	(2,224)	(6,365)	(6,906)	(11,903)
Effect of foreign exchange rates on cash and cash equivalents	(281)	(532)	(163)	956

Decrease in cash and cash equivalents	(5,278)	(10,077)	(15,069)	(45,206)
Cash and cash equivalents at beginning of period	90,493	97,514	100,284	132,643

Cash and cash equivalents at end of period	$85,215	$87,437	$85,215	$87,437

Non-cash financing activities
Capital lease obligations incurred	$(2,037)	$(1,034)	$(4,532)	$(9,455)

Opnext Non-GAAP Financial Measures

Management excludes certain charges and expenses from its gross margin and operating loss GAAP financial measures and excludes certain gains and losses on assets from its GAAP net income (loss) financial measures for the purpose of assessing the Company’s operating performance. Accordingly, the Company provides these non-GAAP measures as supplemental information, in addition to the GAAP presentation, in an effort to provide greater transparency and insight into management’s method of analysis. The Company also provides non-GAAP net income (loss) and net income (loss) per share financial measures to demonstrate the impact of its non-GAAP operating performance measures on these financial measures.

Our non-GAAP financial measures exclude the following items, each of which (with the exception of stock-based compensation expense, gain on sale of technology assets, net, and impairment and flood charges) represents an acquisition-related expense of the Company, for the reasons set forth below:

Amortization of acquired developed technology and purchased intangibles: In connection with the acquisition of StrataLight Communications, Inc. (“StrataLight”), the Company acquired certain intangible assets related to developed product technology, order backlog and customer relationships, all of which were recorded at fair-value. The useful lives of the intangible assets range up to five years and the intangible assets are being amortized on a straight-line basis over their respective useful lives. The Company believes these acquisition-related expenses are not indicative of its core operating performance.

Stock-based compensation expense: Depending upon the size, timing and the terms of stock-based awards, the related non-cash compensation expense may vary significantly. The Company believes these non-cash expenses are not indicative of its core operating performance.

Flood-related expenses: As a result of the October flooding in Thailand, the Company recorded charges of $0.4 million of direct expenses associated with managing the flood-related recovery plan.

Restructuring activities: Subsequent to the acquisition of StrataLight, effective April 1, 2009, the Company relocated its corporate headquarters from Eatontown, NJ, to Fremont, CA, and during the quarter ended March 31, 2009, began to incur workforce-related charges, such as severance payments, retention bonuses and employee relocation costs related to a formal restructuring plan and building costs for facilities not required for ongoing operations. The Company believes these acquisition-related expenses are not indicative of its core operating performance.

Gain on sale of technology assets, net: On February 9, 2011, Opnext Subsystems, Inc., a wholly owned subsidiary of the Company, entered into an asset purchase agreement with Juniper Networks, Inc. to sell certain technology assets related to modem Application Specific Integrated Circuits used for long haul/ultra-long optical transmission for $26 million, $23.5 million of which was paid simultaneously with the execution of the asset purchase agreement and $2.5 million of which was paid on May 6, 2011. The Company believes that the proceeds and the related gains from the sale of these assets are not indicative of its core operating performance.

Flood-related impairment and other charges: As a result of the October flooding in Thailand, the Company recorded charges of $10.9 million for damaged inventory and $9.7 million of impaired fixed assets for items located at Fabrinet’s Chokchai facility. In addition, the Company recorded $1.1 million of impairment charges on capitalized software expenses deemed not usable in the future.

Opnext, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended		Three Months Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010	Sept. 30, 2011
GAAP gross margin	$1,998	$19,362	$39,585	$51,740	$17,285
GAAP gross margin %	3.8%	20.0%	17.0%	19.7%	20.1%
Gross margin adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$4,335	$4,335	$1,445
Cost of sales adjustments:
Stock-based compensation expense	105	105	353	437	139
Flood-related expenses	224	—	224	—	—
Restructuring costs	—	—	—	28	—

Total cost of sales adjustments	$329	$105	$577	$465	$139

Non-GAAP gross margin	$3,772	$20,912	$44,497	$56,540	$18,869

Non-GAAP gross margin %	7.1%	21.5%	19.2%	21.6%	21.9%

GAAP research and development expense	$(13,193)	$(13,656)	$(40,679)	$(46,480)	$(14,008)
Stock-based compensation expense	291	334	1,098	1,132	413
Restructuring costs	—	—	—	209	—

Total research and development adjustments	$291	$334	$1,098	$1,341	$413

Non-GAAP research and development expense	$(12,902)	$(13,322)	$(39,581)	$(45,139)	$(13,595)

GAAP operating loss	$(46,215)	$(10,005)	$(64,613)	$(39,778)	$(10,554)
GAAP operating loss %	(87.1)%	(10.3)%	(27.8)%	(15.2)%	(12.3)%
Operating loss adjustments:
Impairment and flood charges	$21,653	$—	$21,653	$—	$—
Amortization of acquired developed technology	1,445	1,445	4,335	4,335	1,445
Amortization of purchased intangibles	342	342	1,026	1,026	342
Total cost of sales adjustments	329	105	577	465	139
Total research and development adjustments	291	334	1,098	1,341	413
Selling, general and administrative adjustments:
Stock-based compensation expense	$543	$1,928	$3,015	$4,742	$1,070
Flood-related expenses	141	—	141	—	—
Restructuring costs	—	536	—	704	—

Total selling, general and administrative adjustments	$684	$2,464	$3,156	$5,446	$1,070

Non-GAAP operating loss	$(21,471)	$(5,315)	$(32,768)	$(27,165)	$(7,145)

Non-GAAP operating loss %	(40.5)%	(5.5)%	(14.1)%	(10.4)%	(8.3)%

GAAP net loss	$(46,336)	$(10,180)	$(62,538)	$(40,867)	$(9,955)
GAAP net loss%	(87.3)%	(10.5)%	(26.9)%	(15.6)%	(11.6)%
GAAP net loss per share:
Basic and diluted	$(0.51)	$(0.11)	$(0.69)	$(0.45)	$(0.11)
Weighted average shares used in computing GAAP net loss per share:
Basic and diluted	90,304	89,892	90,246	89,885	90,300
Net loss adjustments:
Flood-related impairment and other charges	$21,653	$—	$21,653	$—	$—
Amortization of acquired developed technology	1,445	1,445	4,335	4,335	1,445
Amortization of purchased intangibles	342	342	1,026	1,026	342
Gain on sale of technology assets, net	—	—	(2,078)	—	—
Total cost of sales adjustments	329	105	577	465	139
Total research and development adjustments	291	334	1,098	1,341	413
Total selling, general & administrative adjustments	684	2,464	3,156	5,446	1,070

Non-GAAP net loss	$(21,592)	$(5,490)	$(32,771)	$(28,254)	$(6,546)

Non-GAAP net loss %	(40.7)%	(5.7)%	(14.1)%	(10.8)%	(7.6)%
Non-GAAP net loss per share:
Basic and diluted	$(0.24)	$(0.06)	$(0.36)	$(0.31)	$(0.07)
Weighted average shares used in computing Non-GAAP net loss per share:
Basic and diluted	90,304	89,892	90,246	89,885	90,300

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated as net loss excluding the impact of net interest expense, income tax expense, depreciation and amortization of property, plant and equipment and amortization of purchased intangibles. Adjusted EBITDA represents EBITDA excluding the charges and expenses set forth in the table below. Such charges and expenses are excluded from EBITDA internally when evaluating our operating performance to permit a more meaningful comparison between our core business operating results over different periods of time as well as to those of other similar companies. Management believes that EBITDA and Adjusted EBITDA, when viewed with the Company’s GAAP results and the accompanying reconciliation, provide useful information about operating performance and period-over-period results, and provide additional information that is useful to investors in evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and Adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings from which capital investments are made and debt is serviced. However, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net loss or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation of net loss, EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended		Nine Months Ended		Three Months Ended Sept. 30, 2011
	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Earnings before interest, taxes, depreciation and amortization:
Net loss – GAAP	$(46,336)	$(10,180)	$(62,538)	$(40,867)	$(9,955)
Depreciation and amortization of property, plant and equipment	5,359	6,262	17,925	18,063	6,409
Amortization of purchased intangibles	1,787	1,787	5,361	5,361	1,787
Interest expense, net	228	225	656	614	209
Income tax expense	29	74	183	121	40

EBITDA	$(38,933)	$(1,832)	$(38,413)	$(16,708)	$(1,510)
Flood-related impairment and other charges	21,653	—	21,653	—	—
Stock-based compensation expense	939	2,367	4,466	6,311	1,622
Flood-related expense	365	—	365	—	—
Restructuring costs	—	536	—	941	—
Gain on sale of technology assets, net	—	—	(2,078)	—	—

Adjusted EBITDA	$(15,976)	$1,071	$(14,007)	$(9,456)	$112